UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported) May 5, 2014


                           TRIDENT BRANDS INCORPORATED
             (Exact name of registrant as specified in its charter)

          Nevada                      000-53707                   20-1367322
(State or other jurisdiction         (Commission                (IRS Employer
     of incorporation)               File Number)            Identification No.)

Third Floor, Olde Towne Marina, Sandyport Nassau, Bahamas          SP-63777
      (Address of principal executive offices)                    (Zip Code)

        Registrant's telephone number, including area code 888.593.0181

                                       N/A
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
    Exchange Act (17 CFR 240.13e-4(c))
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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

ITEM 7.01 REGULATION FD DISCLOSURE

PRODUCT DEVELOPMENT AGREEMENT

On May 5, 2014, Trident Brands Incorporated (the "Company") entered into a Product Development Agreement with Continental Ingredients Canada Inc. ("Continental Ingredients") with respect to the Company's plan to commercialize nutritional supplements and functional food and beverage products for sales in North America (the "Agreement").

Under the Agreement the Company has engaged Continental Ingredients on an exclusive basis to provide services for the development, manufacture and supply of the Company's products for a period of five years commencing on May 5, 2014 and ending on May 5, 2019, such term to renew automatically for a further 12 months unless either party delivers written termination notice six months prior to the expiration of the initial term or renewal period.

Continental Ingredients will submit for approval by the Company, proposals for the production of any products. Once product specifications have been approved by the Company, the parties will enter into separate production agreements for the manufacturing, pricing and distribution of the products (the "Production Agreements"). The pricing of the products under the Production Agreements will result in a gross margin to Continental Ingredients of between 20 to 30 percent, as more particularly described in the Agreement.

The Company will remain the sole owner or licensee of all intellectual property rights associated with the products.

APPOINTMENT OF SPECIAL ADVISORS

On May 5, 2014, the Company appointed Robert Campbell and Karen Arsenault as special advisors.

ROBERT CAMPBELL (AGE 59) - SPECIAL ADVISOR

Rob Campbell is a seasoned food and beverage industry professional. He is the Co-Founder of Continental Ingredients, based in Oakville, Ontario, a major food ingredient manufacturer and distributor. Rob holds a B.A., Business from Western University. He will be advising the Company on opportunities in the North American food and beverage industry.

KAREN ARSENAULT (AGE 50) - SPECIAL ADVISOR

Karen Arsenault has been involved in the food and beverage industry in a financial capacity for over 25 years. She is currently the VP Finance at Continental Ingredients and has previously held senior finance positions at Ontario Pork Producers and Canada Malting. Karen is a Certified Management Accountant and will provide guidance to the Company on the financial implications of opportunities it will be pursuing.

GRANT OF STOCK OPTIONS

Also on May 5, 2014, the Company granted an aggregate of 2,875,000 stock options to directors, officers, employees and consultants of the Company pursuant to the Company's 2013 Stock Plan. The stock options are exercisable for five years from the date of grant at exercise prices of $0.75 per share for shares vesting 12 months from the date of issuance, $1.00 per share for shares vesting 24 months from the date of issuance and $1.50 for shares vesting 36 months from the date of issuance. Of the 2,875,000 stock options granted, the Company granted 1,125,000 stock options to its president, Michael Brown; 300,000 stock options to each of its directors, Donald MacPhee, Scott Chapman, Mark Holcombe; 150,000 stock options to its controller, Peter Salvo; and 350,000 stock options to each of its special advisors, Robert Campbell and Karen Arsenault.

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
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

10.1      Product Development Agreement with Continental Ingredients dated
          May 5, 2014

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIDENT BRANDS INCORPORATED


/s/ Michael Browne
----------------------------------
Michael Browne
President

Date: May 13, 2014

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